Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER TO PARTICIPATE IN
3rd ANNUAL CREDIT SUISSE MLP & ENERGY LOGISTICS CONFERENCE

Tempe, Ariz., - June 23, 2015 - /Globe Newswire/ --Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today announced that Northern Tier management will participate in the 3rd Annual Credit Suisse MLP & Energy Logistics Conference in New York City on Wednesday, June 24, 2015. The meeting materials will be available beginning Wednesday, June 24, 2015, on the Investors section of Northern Tier’s website at www.northerntier.com and will remain available on www.northerntier.com in accordance with the Northern Tier investor presentation archive policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 95 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.